                                                                 Exhibit 21.1


                           Subsidiaries of Registrant


Name                   Jurisdiction of Incorporation         Percentage
                                                              Ownership
--------------         ------------------------------        ------------

GGFS, Inc.                        Illinois                         100%
Vysis Sarl                        France                           100%
Vysis GmbH                        Germany                          100%
Gene-Trak, Inc.                   Delaware                         100%
Gene-Trak Systems                 Delaware                         100%
   Industrial Diagnostics
   Corporation